Exhibit 10.2

JOINDER TO TRANSACTION SUPPORT AGREEMENT

Each of the undersigned hereby acknowledges that it has reviewed the Transaction Support Agreement (as amended from time to time, the “Agreement”) dated as of May 17, 2016, by and among (i) Foresight Energy GP LLC, a Delaware limited liability company (“FEGP”), (ii) Foresight Energy LLC, a Delaware limited liability company, and Foresight Energy Finance Corporation, a Delaware corporation (collectively, the “Issuers”), certain subsidiaries of the Issuers, and Foresight Energy LP, a Delaware limited partnership (“FELP” and together with the Issuers and their subsidiaries, the “Partnership”) and (iii) each of the noteholders and financial institutions from time to time party thereto (each a “Consenting Noteholder” and, collectively, the “Consenting Noteholders”).1

Each of the undersigned hereby agrees to be a Party to the Agreement, to support the Transaction and consummation thereof, and to negotiate in good faith with the Partnership and the Consenting Noteholders to consummate the Transaction, including by negotiating in good faith amendments to the Transaction Support Agreement, the Transaction Term Sheet, the Definitive Documents and enter into supplemental documentation, in each case, as necessary and appropriate to incorporate the modifications set forth in Exhibit A to the First Amendment to the Transaction Support Agreement, dated as of July 15, 2016.

This joinder agreement shall be governed by the governing law set forth in the Agreement.

Date:  July 17, 2016

Murray Energy Corp.

By: /s/ Robert D. Murray
Robert D. Murray EVP, COO & CFO

Foresight Reserves LP

By: /s/ John Dickinson
John Dickinson Authorized Person

[1]	Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Christopher Cline

By: /s/ Christopher Cline
Christopher Cline

Cline Resources and Development Company

By: /s/ John Dickinson
John Dickinson Authorized Person